SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                              FORM 8-K

                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):  May 29, 1997
                                                       (May 27, 1997)

                      Furniture Brands International, Inc.
              --------------------------------------------------
              (Exact name of Registrant as specified in charter)


          Delaware                I-91                     43-0337683
     ------------------       ----------------     ----------------------
        (State of              (Commission              (IRS Employer
       Incorporation)          File Number)         Identification Number)


                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)

                               (314) 863-1100
                -------------------------------------------------
                         (Registrant's telephone number)





     Item 5.    Other Matters

          On May 27, 1997, the Company announced an agreement covering a comprehensive plan for Apollo Investment Fund, L.P. and its affiliate Lion Advisors, L.P. ("Apollo") to exit all or substantially all of its investment in the Company and to relinquish control of the Board of Directors. Apollo currently owns approximately 37.6% of the Company's outstanding stock.

          The agreement calls for the repurchase by the Company of 10,842,299 shares of its common stock beneficially owned by Apollo at a purchase price of $15.75 per share, a 4.5% discount from the $16.50 closing price on Friday, May 23, and a discount from the average closing price over the last five trading days, which was $16.125 per share. The Company will also repurchase from Apollo its 290,821 Series 1 Warrants for $8.62 per Warrant, representing the same $15.75 minus the $7.13 per warrant exercise price.

          The Company also announced that it has agreed to file as promptly as practicable a registration statement to enable Apollo to sell 11 million of the Company's shares (plus an underwriters' over-allotment option of an additional 1.1 million shares) in a secondary offering. To the extent that the secondary offering is completed at a price per share equal to or greater than $15.50, the repurchase price for the shares and the warrants will be reduced by $0.25. Following these transactions, and assuming the sale of the over-allotment shares, Apollo will no longer own any shares of the Company's stock. The agreement also calls for the resignation of the Apollo representatives from the Board of Directors.

          The Company plans to finance the share and warrant repurchase, which will aggregate up to $175 million, through a fully-committed, non-amortizing ten year senior bank facility led by Bankers Trust Company. The closing of the share repurchase is conditioned on the completion of the secondary offering of Apollo's shares at a price acceptable to Apollo, the closing of the senior bank facility and the receipt of an amendment to the existing bank facility on terms satisfactory to the Company. All closings are expected to occur simultaneously.

     Item 7.    Financial Statements and Exhibits

          (c)   Exhibits

                99(a) Stock Purchase and Secondary Offering Agreement, dated as of May 27, 1997, among the Company, Apollo Investment Fund, L.P. and Lion Advisors, L.P.





                                 SIGNATURE
                                 ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                Furniture Brands International, Inc.

                            By: David P. Howard
                                -----------------------
                                David P. Howard
                                Vice President, Treasurer and
                                  Chief Financial Officer


     May 29, 1997